                                                                    EXHIBIT 10.8

                             SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT, dated as of September 7, 1998 among Special Devices, Incorporated, a Delaware corporation (the "Company"), Paribas Principal Inc., a New York corporation (the "Purchaser"), J.F. Lehman Equity Investors I, L.P. (the "Fund") and JFL Co-Invest Partners I, L.P. ("Co-Invest").
                  WHEREAS, the Purchaser wishes to subscribe for and purchase, and the Company desires to issue and sell to the Purchaser, certain shares of common stock, par value $.01, of the Company (the "Common Stock") on the terms and subject to the conditions set forth herein;

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of June 19, 1998 and amended and restated as of August 18, 1998, between SDI Acquisition Corp. ("Acquisition") and the Company (the "Merger Agreement") (a copy of which is attached hereto as Exhibit A), Acquisition shall be merged with and into the Company, and the Company shall continue as the surviving corporation of the Merger (as such term is defined in the Merger Agreement);

                  WHEREAS, pursuant to an Agreement of Limited Partnership, dated September 4, 1998, among JFL Investors, L.L.C., and those persons listed therein (the "Partnership Agreement") (a copy of which is attached hereto as Exhibit B) , the parties thereto have formed Co-Invest for the purpose of acquiring securities of the Company;
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                  WHEREAS, the Company, the Purchaser, the Fund and Co-Invest
wish to provide for certain arrangements with respect to the Purchaser's right to hold and dispose of the shares of Common Stock acquired by the Purchaser hereunder.

                  Accordingly, the Purchaser and the Company hereby agree as follows:

                  1. Purchase and Sale of Shares. Subject to the terms set forth in this Agreement, and in reliance upon the representations, warranties and agreements of the Purchaser and the Company, contained herein, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby subscribes for, 297,297 shares of Common Stock of the Company (the "Shares"). Payment will be made (upon the issuance of an appropriate certificate or certificates representing the Shares to and in the name of the Purchaser) in cash or by wire transfer of immediately available funds, at the price of $37.00 per share, for the aggregate purchase price of $10,999,989 (the "Purchase Price").

                  2. Closing of the Purchase and Sale; Payment for Shares. The closing of the transactions contemplated hereby shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison immediately after the Effective Time (as such term is defined in the Merger Agreement) (the "Closing"). At the Closing, the Company shall deliver to the Purchaser a duly executed certificate or certificates representing the Shares to and in the name of the Purchaser, and the Purchaser shall pay the Purchase Price to the Company in cash or by wire transfer of immediately available funds.

                  3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the
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requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (b) The execution, delivery and performance of this Agreement, and the execution, issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, shall be validly issued, and, upon payment to the Company by the Purchaser of the full Purchase Price, shall be fully paid and nonassessable and the Purchaser shall have record and beneficial ownership of the Shares, free and clear of any liens.

                  (c) As of the Closing, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, of which 2,930,260 shares of Common Stock are issued and outstanding (excluding 101,575 unexercised options), and no shares of preferred stock are outstanding . All such shares of Common Stock will be validly issued and duly authorized. As of the Closing, there will not be any other equity securities of the Company issued and outstanding. Except for this Agreement, the Partnership Agreement and the Merger Agreement, the Company has no obligations to issue any of its Shares.

                  (d) The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Shares (i) do not violate or contravene the terms of the Company's certificate of incorporation, by-laws, or any amendment of either thereof, or any organizational or governing documents of the Company; (ii) assuming the accuracy of the Purchaser's representations and warranties set forth in
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Article 4 hereto, do not require the approval or consent of, or filing or registration with, any federal, state or local government authority or any other person; (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under any material agreement of the Company; and (iv) do not violate or conflict with any statute, rule regulation, licensing requirement, judgment, order, writ, decree or injunction applicable to the Company.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  (f) This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made herein, in light of the circumstances in which they were made, not misleading.

                  (g) All information set forth in the SBA Forms (as defined in Section 5(b)) regarding the Company and its affiliates is accurate and complete. Copies of such forms have been, on or prior to the date hereof, completed and executed by the Company and delivered to the Purchaser.

                  (h) The Company and its subsidiaries do not engage in any activity which would render the Company ineligible to receive financing assistance from a Small Business Investment Company as provided in 13 CFR 107.720.
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                           (i) The Company is aware that the Purchaser is a
Federal licensee under the Small Business Investment Act ("SBIA").

                  4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

                     (a) it is acquiring the Shares for its own sole benefit and account for investment and not with a view to distributing or reselling the Shares in any transaction that would be in violation of any federal or state securities laws;

                     (b) it (i) is familiar with the terms of the Merger Agreement and the business of the Company, (ii) has had an opportunity to discuss with representatives of the Company the condition of and prospects for the continued operation of the Company and such other matters as it deemed appropriate in considering whether to invest in the Shares and (iii) has been provided access to all available information about the Company and the transactions contemplated by the Merger Agreement requested by it;

                     (c) it understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under the securities laws of any state, and that it may not sell or otherwise transfer the Shares unless the Shares are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or unless an exemption is available that permits the sale or transfer without such registration or qualification;

                     (d) it has made its own investigation whether or not to invest in the Shares and that it has sufficient business and financial experience so as to enable it to evaluate the merits and risks associated with the purchase of the Shares;
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                     (e) it is able to bear the economic risk of a total loss of its investment in the Company and it has adequate means of providing for its current needs and foreseeable contingencies and has no need for its investment in the Shares to be liquid; and

                     (f) it understands that the purchase of the Shares involves various risks, including, among others, that it is unlikely that any market will exist for any resale of the Shares and that the Shares will be subject to the terms and conditions of loan or credit agreements and related security documents entered into by the Company (as such term in defined in the Merger Agreement).

         5. Conditions to the Closing.

                     (a) The obligations of the Company to issue the Shares on the Closing and the Purchaser to pay the amounts under Section 1 shall be conditioned upon the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement, as the same may be amended or waived by the parties thereto. Neither the Company nor Acquisition shall waive any material condition set forth in Article 5 of the Merger Agreement without the written consent of the Purchaser.

                     (b) At the Closing, the Purchaser shall have received from the Company fully executed Small Business Administration Forms 480 and 652 and Small Business Administration Form 1031 with Parts A and B thereof fully executed (the "SBA Forms").

         6. Affiliate Transactions. The Purchaser shall have the right to enforce all of the affiliate transaction restrictions set forth in Section 2.2(b) of the Partnership Agreement.
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                  7. Limitations on Transfer.

                     (a) General Restrictions on Transfer. The Purchaser agrees that it shall not, either directly or indirectly, offer, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or Lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of (any of the foregoing actions, to "Transfer" and, any offer, sale, transfer, assignment, mortgage, hypothecation, pledge, security interest or Lien, encumbrance, donation, contribution, placing in trust or other disposition, a "Transfer") any Shares, or any interest therein, except in a transaction that is specifically permitted by this Agreement.

                     (b) Void Transfers. Any attempt to Transfer any Shares, or any interest therein, which is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not give any effect in the Company's stock records to such attempted Transfer.

                     (c) Permitted Transfers. Notwithstanding Sections 7(a) and 7(b), Transfers (including, without limitation, pledges of Shares as collateral for loans) may be made pursuant to this Agreement if:

                         (i) such Transfer complies in all respects with Section 7(c) of this Agreement and any shareholders' agreement executed by the parties hereto and applicable federal and state securities laws;

                         (ii) the transferee agrees in writing with the Company to be bound by the terms and conditions of this Agreement and any shareholder's agreement executed by the parties hereto with respect to the Shares transferred to such transferee to the same extent as the Purchaser; and
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                         (iii) if requested by the Company, in its sole
         discretion, an opinion of counsel to the Purchaser shall be supplied to the Company, at the Purchaser's expense, to the effect that such Transfer complies with applicable United States federal and state securities laws.

                  8. Tag-Along Rights.

                      (a) In the event that the Fund and/or Co-Invest (each a "Selling Stockholder") shall desire to sell shares of Common Stock (the "Offered Shares") to any person other than the Fund or Co-Invest or any wholly-owned subsidiary of the Fund or Co-Invest (a "Third Party Purchaser"), such Selling Stockholder shall send a written offer (a "Tag-Along Offer") (which shall state
(i) the number of Offered Shares, (ii) the proposed purchase price per share
(the "Offer Price") and all other material conditions of such sale and (iii) if applicable, be accompanied by any written offer from the Third Party Purchaser) to the Purchaser to enable the Purchaser to participate on a pro rata basis in such sale by including a portion of the Purchaser's shares of Common Stock (the exact number of which shall be determined based on multiplying the number of Offered Shares by a fraction, (i) the numerator of which is the total number of shares of Common Stock then owned directly by the Purchaser and (ii) the denominator of which is the sum of the total number of shares of Common Stock then owned by the Fund, Co-Invest and directly by the Purchaser), at the Offer Price and otherwise upon the same terms and conditions of such sale. Upon delivery of the Tag-Along Offer pursuant to this Section 8, the offer made therein to the Purchaser shall be irrevocable unless the Third Party Purchaser withdraws its offer, or unless and until the rights provided for therein shall have been waived or shall have expired in accordance with this Agreement. The failure of the
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Purchaser to respond within 15 days after receiving the Tag-Along Offer shall be regarded as a rejection of the offer to participate in such sale as contemplated by the Tag-Along Offer and shall be deemed to be a waiver of its rights under this Section 8. To the extent that the Purchaser exercises its right to sell shares of Common Stock pursuant to this Section 8, the number of shares of Common Stock proposed to be sold to the Third Party Purchaser by the Fund and/or Co-Invest shall be reduced proportionately.

                      (b) Upon acceptance of a Tag-Along, the Purchaser shall be obligated:

                          (i) to sell the pro rata portion of its shares of
Common Stock in the transaction contemplated by the Tag-Along Offer on the same terms and conditions as the Selling Stockholders;

                          (ii) to provide for the payment by the Purchaser of
its pro rata portion of all costs associated with such transaction, in the proportion that the number of shares of Common Stock owned directly by the Purchaser bears to the number of outstanding shares of Common Stock; and

                          (iii) to agree to participate on a pro rata basis in
any indemnification provided to the Third Party Purchaser on the same terms and conditions as the Selling Stockholders up to the Purchaser's cash proceeds from such sale; provided that the Purchaser shall only provide representations and warranties to the Third Party Purchaser relating to the Purchaser's ownership of the Shares to be sold in such transaction.
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                      (c) None of the parties to this Agreement nor any of the
affiliates hereto shall receive any benefit or remuneration from any Third Party Purchaser beyond customary investment banking fees.

                  9. Bring-Along Rights.

                      (a) In the event that one or more Selling Stockholders holding at least 50% of the outstanding shares of Common Stock receives a bona fide offer from a Third Party Purchaser (excluding offers from affiliates of any of the holders of Common Stock (each a "Stockholder") to purchase (including a purchase by merger) at least a majority of the outstanding shares of Common Stock, the Selling Stockholders may send written notice (a "Buyout Notice") to the Purchaser notifying the Purchaser that it will be required to sell the same percentage of its shares of Common Stock in such sale as the Selling Stockholders propose to sell (which percentage shall be specified in such Buyout Notice) (the "Designated Percentage").

                      (b) Upon receipt of a Buyout Notice, the Purchaser shall be obligated:

                                    (i) to sell the Designated Percentage of its
         shares of Common Stock in the transaction (including a sale or merger) contemplated by the Buyout Notice on the same terms and conditions as the Selling Stockholders;

                                    (ii) to provide for the payment by the
         Purchaser of its pro rata portion of all costs associated with such transaction, in the proportion that the number of shares of Common Stock owned by the Purchaser bears to the number of outstanding shares of Common Stock;

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                                    (iii) to agree to participate on a pro rata
         basis in any indemnification provided to the Third Party Purchaser on the same terms and conditions as the Selling Stockholders up to the Purchaser's cash proceeds from such sale; provided that the Purchaser shall only provide representations and warranties to the Third Party Purchaser relating to the Purchaser's ownership of the Shares to be sold in such transaction; and

                                    (iv) otherwise to take all necessary action
         to cause the consummation of such transaction, including voting its shares of Common Stock in favor of such transaction and not exercising any appraisal rights in connection therewith.

                           (c) The Purchaser further agrees to take all actions
(including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Selling Stockholders.

                 (d) In the event a contract with respect to the transaction contemplated by the Buyout Notice has not been entered into within the 90 days after the date of delivery of the Buyout Notice, the obligations of the Purchaser under this Section 9 with respect to such Buyout Notice shall terminate, subject, however, to the right of the Selling Stockholders to deliver a further Buyout Notice.

                           (e) None of the parties to this Agreement nor any of
the affiliates of the parties hereto shall receive any benefit or remuneration from any Third Party Purchaser beyond customary investment banking fees.

                  10. Right to Purchase. The Company shall give the Purchaser 30 days' prior written notice of the proposed issuance by the Company of any capital stock or any

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security convertible for or exchangeable into capital stock (each a "New
Issuance") (other than capital stock to be issued in connection with an employee stock option plan that is approved by the Company's Board of Directors, an issuance of capital stock as a stock split or stock dividend, an issuance of capital stock pursuant to the exercise of any option, warrant or convertible security outstanding on the date of this Agreement, an issuance of capital stock pursuant to the exercise of any option, warrant or convertible security issued after the date hereof whose original issuance entitled the Purchaser to purchase the Purchaser Percentage of such securities pursuant to this Section 10, or the issuance of capital stock upon the conversion of any share of convertible capital stock outstanding on the date hereof or upon conversion of any share of convertible capital stock subsequently issued in respect of shares of convertible capital stock outstanding on the date hereof). Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the price at which such securities will be issued. By written notice to the Company given within fifteen (15) business days of being notified of such New Issuance, the Purchaser shall be entitled to purchase the Purchaser's Percentage (as defined below) of the New Issuance. The Purchaser Percentage shall mean the percentage of the outstanding Common Stock of the Company prior to the New Issuance represented by a fraction, (A) the numerator of which is equal to the sum of (a) the total number of shares of Common Stock owned directly by the Purchaser and (b) the product of (i) the total number of shares owned by Co-Invest multiplied by (ii) a fraction, the numerator of which is the Original Available Capital (as such term is defined in the Partnership Agreement) of the Purchaser in Co-Invest and the denominator of which is the Original Available Capital of all parties in Co-Invest taken together;
provided, that if

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Co-Invest purchases a portion of the New Issuance, the numerator set forth in
(A) shall be reduced by the product of (x) the total number of shares acquired in such New Issuance by Co-Invest multiplied by (y) a fraction, the numerator of which is the Original Available Capital (as such term is defined in the Partnership Agreement) of the Purchaser in Co-Invest and the denominator of which is the Original Available Capital of all parties in Co-Invest taken together and (B) the denominator of which is the total number of shares of Common Stock then outstanding; provided, however, that the Purchaser shall not have any right to purchase securities pursuant to this Section 10 if, prior to a sale of securities to the Purchaser pursuant to this Section 10, such securities would be required to be registered under the Securities Act.

                  11. Registration Rights. The Purchaser and its Affiliates (as such term is defined in the Partnership Agreement) shall be granted demand registration rights for an aggregate of two such registrations of any Common Stock directly owned by the Purchaser or its Affiliates. The Purchaser, its Affiliates and certain other Stockholders shall also be granted piggy-back rights on other registrations by the Company, subject to customary exceptions. The foregoing shall be provided to the Purchaser and its Affiliates pursuant to a Registration Rights Agreement in form and substance reasonably acceptable to the Purchaser, the Fund and Co-Invest. This Section 11 shall not limit registration rights granted to other Stockholders pursuant to any registration rights agreement as may be executed after the Effective Time.

                  12. Governance. The Purchaser shall be entitled to designate one of the members of the Company's Board of Directors (the "Purchaser Director"); provided that if the Purchaser directly owns less than 25% of the Shares, as adjusted for any stock-

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splits, stock dividends or other similar changes in the capital structure of the
Company, the Purchaser Director shall resign from the Company's Board of Directors and the Purchaser shall no longer have the right to designate a director. Each year, the Purchaser Director shall have the right to bring to one meeting of the Company's Board of Directors one observer designated by the Purchaser. The Company shall pay all reasonable costs incurred by the Purchaser Director in attending meetings of the Company's Board of Directors upon presentation to the Company of expense statements or vouchers or such other supporting information as the Company shall require from its directors.

                  13. Information Rights; Access. Until such time as the Company shall have become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company shall provide the Purchaser with
(a) such information, statements and reports required under any credit agreement to which the Company is a party, (b) such information, statements and reports required under the credit agreement (the "Credit Agreement") by and among the Company, each of the financial institutions from time to time a party thereto and Bankers Trust Company, as agent, whether or not the Credit Agreement remains in effect or any amounts are outstanding thereunder, and (c) such other information as the Purchaser may reasonably request.

                           As long as the Purchaser has the right to appoint the
Purchaser Director, the Company and its subsidiaries shall afford the Purchaser and the Purchaser's accountants, counsel and other representatives full and reasonable access during normal business hours to its properties, books, contracts, commitments, records and personnel.

                  14. Regulatory Problem. Notwithstanding any other provision of this Agreement to the contrary, in the event that the Purchaser or any of its affiliates shall
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determine that, if the Purchaser or such affiliate shall continue to hold some or all of the shares of Common Stock or any other securities of the Company held by it, there is a material risk that such ownership will result in a Regulatory Problem or the cost of continuing to hold such securities has, in the reasonable judgment of the Purchaser or such affiliate, significantly increased, the Purchaser or such affiliate, may sell, exchange, convert to an investment in Co-Invest or otherwise dispose of such securities, in a prompt and orderly manner. In connection with the foregoing sentence, if requested by the Purchaser, (a) the Company shall cooperate with the Purchaser or such affiliate in (i) disposing of such securities to a third party or (ii) exchanging all or any portion of such voting securities on a share-for-share basis for shares of a non-voting security of the Company (such non-voting security to be identical in all respects to such voting securities or other securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by the Purchaser in light of the regulatory considerations prevailing) and (b) Co-Invest shall cooperate with the Purchaser or such affiliate in order to permit the Purchaser to convert the Shares or any portion thereof into a Capital Contribution in Co-Invest with appropriate modifications to the Partnership Agreement, including but not limited to a modification of the allocation of income/loss provisions of the Partnership Agreement to give effect to the fact that the Purchaser's direct investment in the Company has been reduced, provided that such conversion and modifications are in compliance with federal and state law. Without limiting the foregoing, at the request of the Purchaser or such affiliate, the Company shall provide (and authorize the Purchaser or such affiliate, to provide) financial and other information concerning the Company to any prospective purchaser of

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such securities owned by the Purchaser or such affiliate, and shall amend this
Agreement, the articles or organization of the Company, the operating agreement of the Company, and any related agreements and instruments and shall take such additional actions in order to effectuate and reflect the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company.

                  For purposes of this Section 14 "Regulatory Problem" shall mean, with respect to the Purchaser or any of its affiliates any set of facts, events or circumstances the existence of which would cause Purchaser or any of its affiliates to believe that there is a substantial risk of assertion by a governmental entity (which belief shall be reasonable in light of the prevailing regulatory environment) that the Purchaser or any of its affiliates is or would be in violation of any law, regulation, rule or other requirement of any governmental authority (including without limitation, the SBIA).

                  15. Merger. The Company shall not enter into any merger or consolidation unless the terms of such merger or consolidation provide that all shares of Common Stock held by Purchaser shall be treated no less favorably than any other shares of Common Stock.

                  16. Miscellaneous.

                      (a) Rules of Construction. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter shall refer to any gender.

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                  (b) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, including, without limitation, such stockholders' agreements as may be executed into pursuant to the Merger, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

                  (d) Specific Performance. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies that may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

                 (e) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                (f) Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set

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forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                             If to the Company, to:

                                    Special Devices, Incorporated
                                    16830 West Placerita Canyon Road
                                    Newhall, California  91321
                                    Attention:  The President
                                    Telephone: (805) 259-0753
                                    Facsimile: (805) 254-4721

                                    with a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    333 S. Grand Avenue
                                    Los Angeles, California 90071
                                    Attention: Richard A. Strong, Esq.
                                    Telephone:
                                    Facsimile:

                                    If to the Fund or Co-Invest, to:

                                    c/o J.F. Lehman & Company
                                    450 Park Avenue
                                    New York, New York 10022
                                    Attention: Donald Glickman
                                    Telephone: (212) 634-1160
                                    Facsimile:  (212) 634-1155

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:   Robert M. Hirsh, Esq.
                                    Telephone:  (212) 373-3000
                                    Facsimile:   (212) 757-3990

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                            If to the Purchaser, to:

                                    Paribas Principal Inc.
                                    787 7th Avenue
                                    New York, New York  10019
                                    Attention:  Steven Eisenstein
                                    Telephone: (212) 841-2127
                                    Facsimile: (212) 841-2502

                                    with a copy to:

                                    White & Case
                                    1155 Avenue of the Americas
                                    New York, New York 10036-2787
                                    Attention: John Reiss, Esq.
                                    Telephone: (212) 819-8247
                                    Facsimile: (212) 819-2582

                           (g) Binding Effect. This Agreement shall inure to the
benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

                           (h) Amendment and Modification. This Agreement may be
amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

                           (i) Headings; Execution in Counterparts. The headings
and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                           (j) Entire Agreement. This Agreement constitutes the
entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

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                           (k) Termination Upon the termination of the Merger
Agreement pursuant to Section 6.1 of the Merger Agreement, this Agreement shall terminate and there shall be no liability or obligation on the part of any party or its affiliates, directors, officers or stockholders with respect to this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          SPECIAL DEVICES, INCORPORATED


                                          By: /s/ Thomas F. Treinen
                                              ---------------------------
                                          Name: Thomas F. Treinen
                                          Title: President and
                                                 Chief Executive Officer


                                          PARIBAS PRINCIPAL INC.


                                          By: /s/ Stephen Eisenstein
                                              ------------------------
                                          Name: Stephen Eisenstein
                                          Title: Director


                                          J.F. LEHMAN EQUITY INVESTORS I, L.P.

                                          By: JFL Investors, L.L.C., Its General
                                                 Partner

                                                   By: /s/ Donald Glickman
                                                       ------------------------
                                                      Name: Donald Glickman
                                                      Title:   Managing Member


                                          JFL CO-INVEST PARTNERS I, L.P.

                                          By: JFL Investors, L.L.C., Its General
                                                 Partner

                                                   By: /s/ Donald Glickman
                                                       -----------------------
                                                      Name: Donald Glickman
                                                      Title:   Managing Member